Exhibit 99.1

The Bank of New York Mellon

Quarterly Earnings Summary

Financial Results

January 17, 2008

Table of Contents

Cautionary Statement/Additional Information	2

Fourth Quarter 2007 Financial Highlights (vs. fourth quarter 2006)	3

Financial Summary/Key Metrics	4

Assets Under Management/Custody and Administration	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Securities Available for Sale	9

Consolidation of Three Rivers Funding Corporation (TRFC)	10

Nonperforming Loans/Provision and Reserve for Credit Exposure/Institutional Credit Strategy	11

Merger Update – Integration Milestones	12

Business Sectors

• Asset Management	13
• Wealth Management	14
• Asset Servicing	15
• Issuer Services	16
• Clearing and Execution Services	17
• Treasury Services	18
• Other Segment	19

Summary of Non-operating Items	20

Supplemental Information - Reconciliation of Earnings Per Share – GAAP to Non-GAAP/ Revision of Prior Period Financial Statements	21

Supplemental Information – Trend of Earnings Per Share Presented on a GAAP and Non-GAAP basis	22

All narrative comparisons in this Quarterly Earnings Summary are with the fourth quarter of 2006 and all information is reported on a continuing operations basis, unless otherwise noted.

Throughout this Quarterly Earnings Summary, certain measures, which are noted, exclude certain items, including the impact of the extraordinary item in 4Q07. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. These non-GAAP items are also excluded from our segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. Pro forma combined financial results for The Bank of New York Mellon prior to the consummation of the merger exclude the pro forma impact of incremental purchase accounting including intangible amortization resulting from the merger.

The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Summary, (ii) in our presentations and (iii) in the responses to questions are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the Corporation’s future financial goals, including future revenue, expenses and earnings, new business wins, and pipelines for new business; matters relating to the consolidation of TRFC, including future earnings generated by its assets, funding costs, impact on adjusted tangible common equity ratio and impact on income; statements with respect to the merger integration, including revenue synergies and targeted run rates, expense synergy targets, estimated merger and integration charges, anticipated completion date for the bank consolidation; credit strategy; and the expected closing date of the ARX Capital Management acquisition, as well as BNY Mellon’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the businesses of Mellon and The Bank of New York may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; service quality metrics in Asset Servicing may not be attained; revenue following the transaction may be lower than expected as a result of losses of customers or other reasons; deposit attrition, operating costs, customer loss and business disruption following the transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; changes in the mix of deposits; the price of oil; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; market volatility; operational risk; inflation; levels of tax-free income; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; geographic sources of income; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of terrorist acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the SEC and in The Bank of New York’s and Mellon’s historical reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC. Such forward-looking statements speak only as of Jan. 17, 2008 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION

The results prior to the consummation of the merger on July 1, 2007, reflect the sum of The Bank of New York and Mellon’s historical results, but do not include the pro forma impact of purchase accounting adjustments. The business sector combined results for all periods reflect actions taken to report consistent transfer pricing and cost allocation methodologies as well as intercompany eliminations between The Bank of New York and Mellon. As a result of actions taken in the fourth quarter of 2007, the business sector results for the first, second and third quarters of 2007 reflect revisions from results reported in the third quarter of 2007 Combined Quarterly Earnings Summary to reflect consistent reporting. We have completed the harmonization process for the business sectors.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

FOURTH QUARTER 2007 FINANCIAL HIGHLIGHTS (vs. fourth quarter 2006)

	Income after-tax from- Continuing Operations	EPS from Continuing Operations		EPS Growth vs.
				4Q06	3Q07
	$millions
GAAP before extraordinary (loss)	$700	$.61		2%	9%
Non-GAAP adjusted
Ex merger and integration/non-operating (Page 20)	$769	$.67		10%	2%
Ex merger and integration /non-operating and
CDO write-down	$887	$.77		26%	17%

	4Q07	% of (a)		Growth vs. 4Q06(a)
Business Segments - Pro forma Combined Basis	Total Revenue	Revenue	Pre-tax Income	Revenue	Pre-tax Income

Asset & Wealth Management:
Asset Management	$ 906	23%	23%	(3)%	(2)%
Wealth Management	255	7	5	3	-

	1,161	30	28	(2)	(2)
Institutional Services:
Securities Servicing

Asset Servicing	1,258	33	30	42	125
Issuer Services	632	16	20	16	19
Clearing & Execution Services	435	11	8	17	11

	2,325	60	58	29	54
Treasury Services	405	10	14	22	54

	2,730	70	72	28	54

Total Business Segments (b)	$ 3,891	100%	100%	17%	33%

KEY POINTS Pro forma Combined Basis (a)

•	Generating strong revenue and earnings momentum
•	Revenue + 12% (page 4); +17% excluding a collateralized debt obligation (CDO) write-down ($200 million pre-tax).
•	Expense +7% (page 4)
•	450 basis points of positive operating leverage year-over-year; 1,050 basis points excluding the CDO write-down.
•	Pre-tax margin of 34% in 4Q07; 37% excluding the CDO write-down, up 100 basis points from 3Q07.
•	32% of revenues from outside the U.S., excluding the CDO write-down.
•	Assets under management of $1.1 trillion, + 11% and assets under custody and administration of $23.1 trillion, + 16%
•	4Q07 net asset flows totaled $19 billion, $73 billion for full-year 2007.
•	Effective tax rate, excluding merger and integration expense, was 33.2% for 4Q07 compared with 31.3% in 4Q06 and 30.8% in 3Q07
•	Acquired the remaining 50% interest in the ABN AMRO Mellon joint venture.
•	Continued to reduce corporate risk profile and exit non-core businesses
•	Recorded a $200 million pre-tax ($118 million after-tax) CDO write-down
•	Consolidated our bank-sponsored conduit resulting in an extraordinary loss of $180 million after-tax
•	Executing on a strategy to reduce the impact of credit risk on earnings
•

Tier 1 and Adjusted tangible shareholders’ equity capital ratios were 9.10% and 4.96%, respectively, at year-end. Consolidating the bank-sponsored conduit reduced both ratios by 24 and 22 basis points, respectively.

•	The Board of Directors authorized an additional 35 million shares buyback program (5.1 million shares remaining under the current authorization).
•	Merger synergies
•	$96 million of quarterly expense synergies in 4Q07.
•	Exceeding expense synergies target: 25% vs. 15% in 2007.

(a)	Results exclude merger and integration expenses, intangible amortization expenses and items detailed on page 20.
(b)	Excludes the Other segment.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

FINANCIAL SUMMARY

The Bank of New York Mellon Corporation

Continuing Operations (a)

	Pro-forma combined results for BNY Mellon						4Q07 vs.
(dollar amounts in millions, non-FTE basis unless otherwise noted)	2006	2007
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr		4Q06		3Q07

Fee and other revenue-excludes certain items in footnote (b)	$2,841	$2,740	$2,929	$2,903	$3,044	(c)	7%		5%
Net interest revenue-excludes certain items in footnote (b)	560	552	586	691	752		34		9

Total revenue-excludes certain items in footnote (b)	3,401	3,292	3,515	3,594	3,796		12(d)		6(e)
Provision for credit losses	(10)	(12)	(18)	-	20		N/M		N/M
Total noninterest expense - excluding merger and integration expense, amortization of intangible assets and items in footnote (b)	2,331	2,230	2,358	2,318	2,494		7		8

Pre-tax income from continuing operations-before extraordinary (loss) (non-GAAP)	$1,080	$1,074	$1,175	$1,276	$1,282		19	%(d)	-	%(e)
Merger and integration expense:
The Bank of New York Mellon	11	12	151	205	111
Acquired Corporate Trust Business	17	11	12	13	13
Amortization of intangible assets	57	40	40	131	131
Non-operating items in footnote (b)	48	12	81	33	-

Pre-tax income from continuing operations – before extraordinary (loss) (GAAP)	$947	$999	$891	$894	$1,027
Provision for income taxes				252	327

Income from continuing operations-before extraordinary (loss)				642	700
Discontinued operations income (loss) net of tax				(2)	-

Extraordinary (loss) on consolidation of commercial paper conduit, net of tax				-	(180)

Net income				$640	$520

KEY METRICS:
Pre-tax operating margin (FTE) excluding merger and integration expense, intangible amortization and non-operating items on page 20	32%	33%	34%	36%	34%

Return on tangible common equity:
GAAP-before extraordinary (loss)				46.0%	45.0	%(f)
Non-GAAP adjusted (b)				53.1%	48.9	%(f)

Return on equity:
GAAP-before extraordinary (loss)				8.9%	9.5	%(g)
Non-GAAP adjusted (b)				11.6%	11.5	%(g)

Fee and other revenue as a percentage of total revenue (FTE)	83%	83%	83%	81%	80%

Non-U.S. Percent of revenue (FTE) (h)	27%	28%	30%	30%	32%

Employees				40,600	42,100
Tier I capital ratio				9.12%	9.10%
Adjusted tangible shareholders’ equity to assets ratio (i)				5.31%	4.96%
Market capitalization (in millions)				$50,266	$55,878
Common shares outstanding (in thousands)				1,138,874	1,145,983

(a)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting, including intangible amortization resulting from The Bank of New York Mellon merger.
(b)	Excludes merger and integration expense, and intangible amortization expense, calculations also exclude the non-operating items detailed on page 20.
(c)	Includes $200 million CDO write-down
(d)	Excluding the CDO write-down, total revenue and pre-tax income before amortization and extraordinary loss would have increased 17% and 37%, respectively.
(e)	Excluding the CDO write-down, total revenue and pre-tax income before amortization and extraordinary loss would have increased 11% and 16%, respectively.
(f)	Excluding the CDO write-down, returns on tangible common would have been 51.8% and 55.8%, respectively.
(g)	Excluding the CDO write-down, returns on equity would have been 11.1% and 13.2%, respectively.
(h)	Calculated excluding the $200 million CDO write-down in 4Q07.
(i)	Shareholders’ equity less goodwill and intangible assets plus the benefit of the deferred tax liability associated with tax deductible intangibles divided by total assets less goodwill and intangible assets.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	Pro-forma combined results for BNY Mellon					4Q07 vs.
	2006	2007
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q06	3Q07

Assets under management (in billions)	$1,011	$1,025	$1,082	$1,106	$1,121	11%	1%

Market value of assets under custody/ administration at period-end (in trillions) (a)	$20.0	$21.1	$22.2	$22.7	$23.1	16%	2%

Market value of securities on loan at period-end (in billions)	$607	$661	$678	$663	$633	4%	(5)%

(a)	Revised for Acquired Corporate Trust Business and harmonization adjustments.

ASSETS UNDER MANAGEMENT FLOWS (a)

Changes in market value of assets under management from Sept. 30, 2007 to Dec. 31, 2007 - by business sector

	Asset	Wealth
(in billions)	Management	Management	Total

Market value of assets under management at Sept. 30, 2007	$ 1,020	$ 86	$ 1,106
Net inflows:
Long-term	(21)	1	(20)
Money market	39	-	39

Total net inflows	18	1	19
Net market depreciation (b)	(3)	(1)	(4)

Market value of assets under management at Dec. 31, 2007	$ 1,035 (c)	$ 86	$ 1,121

(a)	Preliminary.
(b)	Includes the effect of changes in foreign exchange rates.
(c)	Excludes $9 billion subadvised for other sectors.

COMPOSITION OF ASSETS UNDER MANAGEMENT

At period-end (a)	Pro-forma combined results for BNY Mellon
	2006	2007
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Equity	42%	42%	42%	41%	41%
Money market	22	22	23	25	26
Fixed income	20	21	20	19	20
Overlay and alternative assets	16	15	15	15	13

Total	100%	100%	100%	100%	100%

(a)	Excludes securities lending cash management assets.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

FEE AND OTHER REVENUE

	Pro-forma combined results for BNY Mellon					4Q07
(dollar amounts in millions, non-FTE basis	2006	2007				vs.
unless otherwise noted)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q06	3Q07

Securities servicing fees:
Asset servicing	$595	$640	$704	$720	$809	36%	12%
Issuer services	385	371	415	436	438	14	-
Clearing and execution services	260	274	285	304	314	21	3

Total securities servicing fees	1,240	1,285	1,404	1,460	1,561	26	7
Asset and wealth management fees	775	801	846	854	887	14	4
Performance fees	214	49	63	(3)	62	(71)	N/M
Foreign exchange and other trading activities	155	182	176	238	305	97	28
Treasury services	118	116	121	122	121	3	(1)
Distribution and servicing	80	84	83	95	113	41	19
Financing-related fees	71	63	69	51	52	(27)	2
Investment income	81	61	77	22	52	(36)	136
Securities gains (losses)	2	2	1	(9)	(191)	N/M	N/M
Other	105	97	89	101	82	(22)	(19)

Total fee and other revenue (non-FTE)	$2,841	$2,740	$2,929	$2,931	$3,044	7 (a)	4 (a)

Total fee and other revenue (FTE)	$2,850	$2,750	$2,939	$2,940	$3,055	7	4
Fee and other revenue as a percentage of total revenue (FTE)	83%	83%	83%	81%	80%

S&P 500 Index - period-end	1418	1421	1503	1527	1468	4%	(4)%
S&P 500 Index - daily average	1389	1424	1496	1490	1496	8%	-
FTSE 100 Index-period-end	6221	6308	6608	6467	6457	4%	-
FTSE 100 Index-daily average	6146	6265	6534	6366	6455	5%	1%

(a)	Adjusted for the CDO write-down, total fee and other revenue increased 14% and 11% compared to the fourth quarter of 2006 and third quarter of 2007, respectively.

N/M - Not meaningful.

KEY POINTS

•	Total securities servicing fees increased 26% reflecting:
•	Asset servicing fees increased 36% reflecting a 169% increase in securities lending revenue and increased client activity related to market volatility as well as net new business
•	Issuer services fees growth of 14% primarily due to strong growth in depositary receipts.
•	Clearing and execution services fees were up 21% principally due to increased activity resulting from market volatility along with continued growth in money market and mutual fund positions.
•	Asset and wealth management fees increased 14% primarily due to net asset flows and favorable market conditions
•

Performance fees were $62 million in 4Q07 compared to $214 million in 4Q06 and a negative $3 million in 3Q07. The year-over-year decline represents a lower level of performance fees generated from alternative and other quantitative products relative to the exceptional levels a year ago. The sequential quarter increase principally reflects the impact of market volatility during 3Q07 on certain alternative and quantitative products.

•

Foreign exchange and other trading activities increased 97% reflecting the benefit of higher client volumes as well as a significant increase in currency volatility and a higher valuation of the credit derivative portfolio due to widening credit spreads.

•	Distribution and servicing fees increased 41% reflecting higher mutual fund activity and higher mutual fund market values.
•

Investment income decreased $29 million compared to 4Q06 and increased $30 million sequentially. Fluctuations to prior periods resulted primarily from the change in market value of seed capital investments associated with our asset management business.

•	Securities gains (losses) totaled $191 million in losses in 4Q07, which included a $200 million CDO write-down in the securities available for sale portfolio (see page 9).
•

Other revenue compared to 4Q06 decreased $23 million related to economic value payments received for the Acquired Corporate Trust Business in 4Q06. The sequential decline of $19 million primarily reflects a settlement received ($28 million) for early termination of a contract associated with the clearing business in 3Q07.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

NET INTEREST REVENUE

	Pro-forma combined results for BNY Mellon					4Q07
	2006	2007				vs.
(dollar amounts in million) (a)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q06		3Q07

Net interest revenue (non-FTE)	$560	$552	$586	$669	$752	34%		12%
Net interest revenue (FTE)	565	558	592	674	757	34		12
Net interest margin (FTE)	2.06%	2.08%	1.95%	2.02%	2.16%	10	bp	14	bp

Selected average balances:
Money market investments	$24,895	$22,141	$31,818	$39,965	$44,203	78%		11%
Trading account securities	3,125	3,257	1,892	1,872	2,351	(25)		26
Securities	39,148	40,835	43,705	46,167	46,959	20		2
Loans	41,436	42,037	43,824	45,517	47,109	14		3

Interest-earning assets	108,604	108,270	121,239	133,521	140,622	29		5
Interest-bearing deposits	63,488	61,432	72,450	80,870	86,278	36		7
Noninterest-bearing deposits	22,128	23,300	24,002	26,466	28,449	29		7

Noninterest-bearing deposits as a percentage of interest-earning assets	20%	22%	20%	20%	20%

(a)	Prior periods calculated on a continuing operations basis even though the balance sheet, in accordance with GAAP, is not restated for discontinued operations.

bp - basis points.

KEY POINTS

•

Net interest revenue (FTE) increased 34% year-over-year and 12% (unannualized) sequentially, principally reflecting a higher level of average interest-earning assets driven by growth in client deposits and wider spreads on investment securities.

•	The increase in interest-earning assets reflects the impact of a higher level of interest and noninterest-bearing deposits driven by higher client activity across our businesses.

•

The net interest margin increased 10 bps year-over-year and 14 bps sequentially principally reflecting the benefit of wider spreads on investment securities. Sequentially the margin benefited from the impact of market volatility on short-term deposits, a continued flight to quality during the quarter resulting in strong flows of client deposits, as well as the benefit of recent Federal Reserve interest rate reductions.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

NONINTEREST EXPENSE

	Pro-forma combined results for BNY Mellon					4Q07
	2006	2007				vs.
(dollar amounts in millions)(a)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q06	3Q07

Staff:
Compensation	$742	$739	$754	$764	$758	2%	(1)%
Incentives	447	327	362	347	443	(1)	28
Employee benefits	182	191	187	169	164	(10)	(3)

Total staff	1,371	1,257	1,303	1,280	1,365	-	7
Professional, legal and other purchased services	248	245	253	241	272	10	13
Net occupancy	141	135	172	144	145	3	1
Distribution and servicing	132	132	141	127	133	1	5
Software	79	72	77	91	78	(1)	(14)
Furniture and equipment	76	78	80	80	82	8	3
Sub-custodian	47	50	60	58	66	40	14
Business development	66	58	72	56	72	9	29
Clearing and execution	38	37	44	52	49	29	(6)
Communications	31	25	33	33	34	10	3
Other	150	153	204	195	198	32	2

Subtotal	2,379	2,242	2,439	2,357	2,494	5	6
Merger & integration expense:
The Bank of New York Mellon	11	12	151	205	111	N/M	(46)%
Acquired Corporate Trust Business	17	11	12	13	13	(24)	-
Amortization of intangible assets	57	40	40	131	131	N/M	-

Total noninterest expense	$2,464	$2,305	$2,642	$2,706	$2,749	12	2

Total staff expense as a percentage of total revenue (FTE)	40%	38%	37%	35%	36%

(a)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

N/M - Not meaningful.

KEY POINTS

•

Strong revenue momentum and overall expense control, as well as the benefit of $96 million in merger-related synergies resulted in 450 basis points of positive operating leverage year-over-year, 1,050 basis points excluding the impact of the CDO write-down.

•	Total staff expense decreased $ 6 million due to the impact of merger-related synergies as well as lower asset management performance fee related incentives.

•

Increased professional, legal and other purchased services, net occupancy, furniture and equipment, business development and other expense primarily reflects business growth, strategic initiatives and the impact of acquisitions.

•	Increased clearing and execution and sub-custodian expenses primarily reflects expense growth in support of revenue growth.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

SECURITIES AVAILABLE FOR SALE

At Dec. 31, 2007, investment securities totaled $48.7 billion. As of that date, our mortgage and asset-backed securities portfolio of $41.6 billion (excluding TRFC securities) were rated 96% AAA, 3% AA, and 1% A. Included in this portfolio were $379 million of collateralized debt obligations (CDO), at par, that contained subprime exposure. Based on deteriorating conditions in the U.S. housing market, we recognized a pre-tax loss of $200 million ($118 million after-tax) for other than temporary impairment related to these securities. The $179 million carrying value of the CDOs at Dec. 31, 2007 was 47% of par.

In the third quarter of 2007, we acquired $375 million of asset-backed securities in a structured investment vehicle (SIV) from a portfolio advised by one of our asset managers. During the fourth quarter of 2007, $75 million of these securities matured and we sold $174 million of these securities, resulting in a pre-tax loss of $8 million. We applied a similar discount to the $126 million of remaining securities which resulted in a write-down of $6 million. In the fourth quarter of 2007, we acquired additional SIV securities with a fair market value of $45 million from affiliated funds. The $165 million carrying amount of remaining SIV securities at Dec. 31, 2007 was 88% of par.

During the fourth quarter of 2007, we sold other investment securities available for sale, recognizing a pre-tax gain of $23 million.

As of Dec. 31, 2007, within our investment securities portfolio, our mortgage-backed securities with subprime exposure were $1.5 billion (excluding TRFC securities) and asset-backed collateralized debt obligations as described above were $179 million. Ratings on these securities are below:

Ratings at Dec. 31, 2007		Asset-backed
	Mortgage-backed Securities (a)	collateralized debt obligations
AAA	18%	44%
AA	65	38
A	16	18
BBB	1	-
Total	100%	100%
(a)	With subprime exposure.

The unrealized net of tax loss on our securities available for sale was $339 million at Dec. 31, 2007, compared with $250 million at Sept. 30, 2007. At Dec. 31, 2006, the unrealized gains and losses on securities available for sale netted to zero.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

CONSOLIDATION OF THREE RIVERS FUNDING CORPORATION (TRFC)

On Dec. 31, 2007 we called the first loss notes of TRFC, making us the primary beneficiary and triggering the consolidation of TRFC. If we had not called the first loss notes, TRFC would not have been consolidated under FIN46R. The consolidation resulted in the recognition of an extraordinary loss (non-cash accounting charge) of $180 million after-tax, or 16 cents per share, representing the current mark to market discount from par associated with spread widening for the assets in TRFC.

Strategically TRFC is not core to our focus on high growth global opportunities in Asset Management and Securities Servicing; it had an immaterial impact on our consolidated financial results, generating only $1 million in fee revenue in the third quarter of 2007. Furthermore, the continuing disruption in the capital markets negatively impacted TRFC funding costs and related returns, which was in sharp contrast to our funding costs and balance sheet strength. This consolidation improves the profitability of this portfolio and eliminates a management distraction.

In addition to the extraordinary loss, the size of the 2007 year-end balance sheet increased by the full amount of third party funding, approximately $4.0 billion. At Dec. 31, 2007, we held the remaining funding of $136 million. Our primary capital ratios were affected as follows by the consolidation:

	Prior To Consolidation	Post Consolidation
Tier 1 capital	9.34%	9.10%
Adjusted TCE	5.18%	4.96%

Prospectively, based on our excess liquidity, the third party funding for TRFC will be eliminated over the course of the first quarter of 2008 resulting in an expected improvement in our adjusted tangible common equity ratio of approximately 10 bps during the first quarter of 2008.

Also prospectively, the $180 million after-tax mark to market on the TRFC assets is expected to be accreted into income over the remaining lives of the assets, which are projected to average approximately 4-5 years, based on the credit quality of the assets.

The fair value of TRFC’s asset-backed securities portfolio totaled approximately $3.5 billion at Dec. 31, 2007. In addition to these securities, TRFC has approximately $400 million of securitizations of client receivables that are structured to meet a credit rating of A. Below are TRFC’s asset and mortgage-backed securities by credit rating.

Credit ratings for TRFC’s asset and mortgage-backed securities Dec. 31, 2007 (dollar amounts in millions)	Variable and fixed rate mortgages	Home equity lines of credit	Credit cards	Subprime mortgage loans	Other asset-backed securities	Total	%

AAA	$ 1,608	$ 799	$ -	$ 270	$ 30	$ 2,707	78%
AA	-	-	39	-	20	59	2
A	-	-	701	-	-	701	20

Total	$ 1,608	$ 799	$ 740	$ 270	$ 50	$ 3,467	100%

We will integrate these securities into our investment securities portfolio in the first quarter of 2008.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

NONPERFORMING LOANS

Nonperforming loans were $186 million at Dec. 31, 2007, up from $37 million at Dec. 31, 2006 and up from $35 million at Sept. 30, 2007. The increase relates principally to liquidity facilities to two SIVs ($81 million), a related party loan provided to support an investment management product that is currently being unwound and various smaller loans. The SIV exposure added to nonperforming loans represents all of the SIV exposure within our loan portfolio.

PROVISION AND RESERVE FOR CREDIT EXPOSURE

The provision for credit losses totaled $20 million in the fourth quarter of 2007 compared with a credit of $15 million in the fourth quarter of 2006 and no provision in the third quarter of 2007. In the third quarter of 2007, there was no net provision which was made possible in part by a $15 million release of reserves from the sale of leases. The reserve for loan losses was $327 million at Dec. 31, 2007, $332 million at Sept. 30, 2007 and $287 million at Dec. 31, 2006. The reserve for unfunded commitments was $167 million at Dec. 31, 2007, $178 million at Sept. 30, 2007 and $150 million at Dec. 31, 2006.

INSTITUTIONAL CREDIT STRATEGY

•	Focus on investment grade names to support cross selling
•	Avoid single name/industry concentrations, using credit default swaps as appropriate
•	Exit high risk portfolios
•	Target of $4.5 billion of exposure reduction
•	Lowers expected loss and potential volatility in credit provision
•	Modest reduction in credit revenue and associated capital markets fees

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

Merger Update - Integration Milestones

1)	Revenue Synergies
•	Continue to meet interim targets
•	Targeted run rate of $250-400 million by 2011
•	Ideas grouped into 3 major categories
-	Revenue enhancements (best practices)
-	Within line of business
-	Across lines of business

	Actual			Cumulative Targets
(dollar amounts in millions)	3Q07	4Q07	2007	2007	2008	2009	Goal

2) Expense Synergies - represents synergies achieved for the period	$79/11%	$96/14%	$175/25%	$105/15%	$350/50%	$595/85%	$700	(a)

Annualized	$316/45%	$384/55%	N/A
# of net positions eliminated			1,723				3,900

(a) The $700 million represents a nominal amount; deal model assumes a 3% annual inflation factor.

Business Sector Expense	3Q07	4Q07	2007
Synergies Achieved (in millions)
Asset Management	$6	$7	$13
Wealth Management	4	5	9
Asset Servicing	28	32	60
Issuer Services	8	10	18
Clearing & Execution Services	1	2	3
Treasury Services	10	12	22

Subtotal	57	68	125
Other	22	28	50

Total	$79	$96	$175
Total - annualized	$316	$384	N/A

3)	Merger & Integration Charges (The Bank of New York Mellon)

(in millions)		Cumulative Thru 2007 (e)
	4Q07		Included in		Total
	Total	Expense	Goodwill	Total	Estimated
Personnel-related (b)	$ 67	$ 187	$107	$ 294	$ 575
Integration/conversion	65	154	-	154	350
One-time costs (c)	22	30	42	72	225
Transaction costs (d)	2	117	45	162	175

Total	$ 156	$ 488	$194	$ 682	$1,325
% of total estimated	12%			51%

4) Service Quality Goals for 2010-Asset Servicing

•	#1 vs. major peers in the three major external global client satisfaction surveys

- Global Custodian Survey – BNY Mellon #1 rated custodian among the large custodian peer group (released January 2008)

•	Expect 85% of our clients to be satisfied/highly satisfied with our service quality.

5) Consolidation of Banks - anticipate completion by early 3Q08

(b)	Includes severance, retention, relocation expenses and accelerated vesting of stock options and restricted stock.
(c)	Includes facilities related, balance sheet write-offs, vendor contract modifications, rebranding and net gain (loss) on disposals.
(d)	Includes investment banker and legal fees and foundation funding.
(e)	Represents total merger and integration charges from 4Q06 - 4Q07.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

BUSINESS SECTORS

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

•	Represented 23% of pre-tax income in the fourth quarter of 2007 (a)

	Pro-forma combined results for BNY Mellon					4Q07
(dollar amounts in millions, unless otherwise	2006	2007				vs.
noted; presented on an FTE basis)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q06	3Q07

Revenue:
Asset and wealth management:
Mutual funds	$255	$276	$291	$307	$323	27%	5%
Institutional clients	316	320	341	331	342	8	3
Private clients	41	42	45	46	48	17	4

Total asset and wealth management	612	638	677	684	713	17	4
Performance fees	214	49	63	(3)	62	(71)	N/M
Distribution and servicing	78	82	82	89	104	33	17
Other	30	16	41	(25)	10	N/M	N/M

Total fee and other revenue	934	785	863	745	889	(5)	19
Net interest revenue (expense)	(2)	4	(7)	(5)	17	N/M	N/M

Total revenue	932	789	856	740	906	(3)	22
Noninterest expense (ex. intangible amortization)	590	515	546	540	561	(5)	4

Income before taxes (ex. intangible amortization)	342	274	310	200	345	1	73
Amortization of intangible assets (b)	12	13	13	70	70	N/M	-

Income before taxes	$330	$261	$297	$130	$275	(17)	112

Memo: Income before taxes (ex. intangible amortization) non-GAAP (d)	$353	$274	$310	$232	$345	(2)%	49%

Market value of assets under management at period-end (in billions)	$934	$950	$1,006	$1,028	$1,044	12%	2%
Assets under management - net inflows (outflows)
(in billions):
Long-term	$9	$(4)	$5	$1	$(21)
Money market	$1	$5	$17	$27	$39

Pre-tax operating margin (excluding intangible amortization) - non-GAAP (d)	38%	35%	36%	31%	38%
Adjusted pre-tax operating margin - non-GAAP (c)(d)	44%	42%	43%	38%	45%

(a)	Excluding intangible amortization and the Other segment.
(b)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(c)	Calculation excludes amortization of intangible assets and nets distribution and servicing expense from revenue.
(d)	3Q07 noninterest expense included a $32 million charge related to the write-off of the value of the remaining interest in a hedge fund manager that was sold in 2006. The pre-tax operating margin and adjusted pre-tax operating margin have been adjusted for the items detailed in the table on page 20.

KEY POINTS

•	Assets under management totaled $1.044 billion, an increase of 12%.
•	Net money market inflows totaled $39 billion, a record quarterly net inflow
•	Net long-term outflows totaled $21 billion driven by outflows at TBC Asset Management ($11 billion) and lower margin currency overlay products ($7 billion).
•	Asset and wealth management fees increased 17% relative to 4Q06 reflecting new business and higher equity market levels.
•	The year-over-year decline in performance fees reflects lower performance fees on alternative and other quantitative products relative to the exceptional levels of a year ago.
•	Distribution and servicing fees increased 33% reflecting higher mutual fund activity as well as higher mutual fund market values.
•

Other fee revenue decreased $20 million compared to 4Q06 and increased $35 million sequentially. The year-over-year decline principally reflects the lower market value of seed capital investments due to the market environment. The sequential increase reflects the 3Q07 market environment impact on the market value of seed capital investments.

•	Noninterest expense (excluding intangible amortization) decreased 5% due primarily to lower performance fee related incentives as well as overall expense control.
•	40% non-U.S. revenue in 4Q07
•	Announced agreement to acquire ARX Capital Management, a Brazilian asset manager with $2.6 billion in AUM. Expected to close in 1Q08.
•	Announced agreement to establish an asset management joint venture in China – BNY Mellon Western Fund Management.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

WEALTH MANAGEMENT (provides investment management, wealth management and banking services to high-net-worth individuals, families and charitable gift programs, foundations and endowments)

•	Represented 5% of pre-tax income in the fourth quarter of 2007 (a)

	Pro-forma combined results for BNY Mellon						4Q07
(dollar amounts in millions, unless otherwise	2006		2007				vs.
noted; presented on an FTE basis)	4th Qtr		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q06	3Q07

Revenue:
Asset and wealth management	$147		$149	$154	$152	$156	6%	3%
Other	8		8	7	10	14	75	40

Total fee and other revenue	155		157	161	162	170	10	5
Net interest revenue	92		90	91	85	85	(8)	-

Total revenue	247		247	252	247	255	3	3
Provision for credit losses	-		-	-	-	-	-	-
Noninterest expense (excluding intangible amortization)	162		157	163	162	169	4	4

Income before taxes (excluding intangible amortization)	85	(b)	90	89	85	86	1	1
Amortization of intangible assets (c)	1		1	1	21	21	N/M	-

Income before taxes	$84		$89	$88	$64	$65	(23)%	2%

Average loans	$6,135		$6,170	$6,491	$6,586	$6,867	12%	4%
Average deposits	$10,026		$10,324	$10,143	$11,289	$11,240	12%	-

Market value of total client assets at period end (in billions)	$155		$158	$162	$170	$170	10%	-

Pre-tax operating margin (excluding intangible amortization)	34%		36%	35%	34%	34%

(a)	Excluding intangible amortization and the Other segment.
(b)	4Q06 includes $1 million of severance expense. Excluding this item, income before taxes (excluding intangible amortization) would have been $86 million.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

KEY POINTS

•	Total fees increased 10% compared with 4Q06 and 5% sequentially driven by organic growth, record new business and market performance.

•	Total client assets of $170 billion increased 10% compared to 4Q06, due to new business, enrichments and improved markets.

•	Net interest revenue decreased 8% over the prior year and was unchanged sequentially as higher loan and deposit volumes were offset by lower spreads.

•

Noninterest expense (excluding intangible amortization) increased 4% compared to both 4Q06 and 3Q07. The increase compared to 4Q06 reflects merit increases and expenses associated with new distribution channels. The increase compared to 3Q07 reflects new business acquisition and seasonal expenses.

•	Wealth Management has a presence in 14 of the top 25 domestic wealth markets.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

ASSET SERVICING (provides institutional trust and custody and related services and broker-dealer services to global financial institutions, corporate and public retirement funds and foundations and endowments)

•	Represented 30% of pre-tax income in the fourth quarter of 2007 (a)

	Pro-forma combined results for BNY Mellon					4Q07
(dollar amounts in millions, unless otherwise	2006	2007				vs.
noted; presented on an FTE basis)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q06	3Q07

Revenue:
Securities servicing fees - Asset servicing	$572	$614	$673	$698	$781	37%	12%
Foreign exchange and other trading activities	109	112	125	161	206	89	28
Other	44	49	54	48	39	(11)	(19)

Total fee and other revenue	725	775	852	907	1,026	42	13
Net interest revenue	159	160	186	205	232	46	13

Total revenue	884	935	1,038	1,112	1,258	42	13
Noninterest expense (excluding intangible amortization)	691	684	736	756	811	17	7

Income before taxes (excluding intangible amortization)	193	251	302	356	447	132	26
Amortization of intangible assets (b)	22	3	3	6	6	(73)	-

Income before taxes	$171	$248	$299	$350	$441	158	26

Memo: Income before taxes (ex. intangible amortization) non-GAAP (c)	$199	$251	$302	$356	$447	125%	26%

Average deposits	$33,023	$34,782	$37,850	$38,248	$43,196	31%	13%

Market value of securities on loan at period-end (in billions) (d)	$607	$661	$678	$663	$633	4%	(5)%
Securities lending revenue	$61	$65	$97	$108	$164	169%	52%
Global collateral management balances at period-end (in billions)	$1,440	$1,519	$1,548	$1,692	$1,717	19%	1%

Pre-tax operating margin (excluding intangible amortization) non-GAAP (c)	22%	27%	29%	32%	36%

(a)	Excluding intangible amortization and the Other segment.
(b)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(c)	Adjusted for the items detailed on page 20.
(d)	Represents the total amount of securities on loan, both cash and non-cash managed by the Asset Servicing sector.

KEY POINTS

•	Asset servicing fees increased 37% reflecting a 169% increase in securities lending revenue, increased client activity related to market volatility as well as net new business.

•	Foreign exchange and other trading activities increased 89% reflecting the benefit of higher client volumes as well as significant increases in currency volatility.

•	Net interest revenue increased 46% due to higher average deposit levels and improved spreads.

•

Noninterest expense (excluding intangible amortization) increased 17% reflecting higher staff expense in support of new business, increased sub-custodian expenses related to higher asset levels, higher joint venture pass-thru payments, as well as other growth initiatives, partially offset by merger-related expense synergies.

•	Generated 2,500 bps of positive operating leverage year-over-year and 600 bps sequentially (excluding intangible amortization).

•	40% non-U.S. revenue in 4Q07

•	Win ratio of 67% on 4Q07 new business opportunities

•	Strong new business pipelines

•	Acquired the remaining 50% interest in the ABN AMRO Mellon joint venture.

•	Global Custodian Survey – BNY Mellon #1 rated custodian among the large custodian peer group (released January 2008).

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

•	Represented 20% of pre-tax income in the fourth quarter of 2007 (a)

	Pro-forma combined results for BNY Mellon					4Q07
(dollar amounts in millions, unless otherwise	2006	2007				vs.
noted; presented on an FTE basis)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q06	3Q07

Revenue:
Securities servicing fees - Issuer services	$385	$371	$415	$436	$438	14%	-%
Other	33	37	25	24	19	(42)	(21)

Total fee and other revenue	418	408	440	460	457	9	(1)
Net interest revenue	128	125	158	159	175	37	10

Total revenue	546	533	598	619	632	16	2
Provision for credit losses	(1)	-	-	-	-	-	-
Noninterest expense (excluding intangible amortization)	293	291	297	291	324	11	11

Income before taxes (excluding intangible amortization)	254 (b)	242	301	328	308	21	(6)
Amortization of intangible assets (c)	16	17	17	20	21	31	5

Income before taxes	$238	$225	$284	$308	$287	21%	(7)%

# of corporate actions (depositary receipts)	526	344	682	540	543	3%	1%

Depositary receipt trading value (in billions)	$178	$233	$248	$354	$519	192	47
Average deposits	$12,661	$13,549	$21,370	$26,153	$28,272	123	8

Pre-tax operating margin (excluding intangible amortization)	47%	45%	50%	53%	49%

(a)	Excluding intangible amortization and the Other segment.
(b)	4Q06 includes $4 million of severance expense. Excluding this item, income before taxes (excluding intangible amortization) would have been $258 million.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

KEY POINTS

•	Total revenue grew 16% driven by growth in Depositary Receipts, Corporate Trust and Shareowner Services.

•	14% growth in Issuer services fees due primarily to growth in Depositary Receipts driven by strong cross- border trading and by higher corporate action fees.

•	Net interest revenue increased 37% as a result of significant deposit growth in both Corporate Trust and Shareowner Services, reflecting new business and increased client volumes.

•

Noninterest expense (excluding intangible amortization) grew by 11%, compared to 4Q06 and 11% (unannualized) compared to 3Q07, reflecting increased expenses in support of revenue growth and monitoring of trusteeships in a volatile environment, partially offset by merger-related synergies.

•	Generated 500 bps of positive operating leverage year-over-year.

•	39% non-U.S. revenue in 4Q07

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

CLEARING AND EXECUTION SERVICES (provides clearing, execution, financing and custody services for introducing broker-dealers and registered investment advisors)

•	Represented 8% of pre-tax income in the fourth quarter of 2007 (a)

	Pro-forma combined results for BNY Mellon						4Q07 vs.
(dollar amounts in millions, unless otherwise	2006	2007
noted; presented on an FTE basis)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr		4th Qtr	4Q06	3Q07

Revenue:
Securities servicing fees – Clearing and execution services	$257	$272	$281	$302		$310	21%	3%
Other	39	38	41	70		47	21	(33)

Total fee and other revenue	296	310	322	372		357	21	(4)
Net interest revenue	76	74	75	77		78	3	1

Total revenue	372	384	397	449		435	17	(3)
Provision for credit losses	2	-	-	-		-	N/M	-
Noninterest expense (excluding intangible amortization)	254	280	295	316		306	20	(3)

Income before taxes (excluding intangible amortization)	116	104	102	133		129	11	(3)
Amortization of intangible assets (b)	6	6	6	6		6	-	-

Income before taxes	$110	$98	$96	$127		$123	12%	(3)%

Memo: Income before taxes (excluding intangible Amortization (non-GAAP)	$116	$104	$102	$106	(c)	$129	11%	22%

Average active accounts (in thousands)	5,133	5,149	5,195	5,064		5,069	(1)	-
Average margin loans (in millions)	$5,176	$5,396	$5,551	$5,287		$5,301	2	-

Pre-tax operating margin (excluding intangible amortization) – Non-GAAP	31%	27%	26%	25	%(c)	30%

(a)	Excluding intangible amortization and the Other segment.
(b)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(c)	3Q07 excludes the $27 million impact of the settlement received for the early termination of a contract detailed in the table on page 20.

KEY POINTS

•	Total revenue increased 17% compared to 4Q06 and declined 3% (unannualized) compared with 3Q07.

•	Clearing and execution services fees increased 21% compared to 4Q06 reflecting strong growth in trading activity along with continued growth in money market and mutual fund positions.

•

Net interest revenue increased 3% compared to 4Q06 as a result of an increase customer deposits, partially offset by lower spreads driven by the impact of recent Federal Reserve interest rate reductions.

•

Total revenue decreased 3% (unannualized) sequentially as 3Q07 includes the settlement ($28 million) received for early termination of a contract. Excluding this settlement, total revenue increased 3% (unannualized) sequentially.

•	Noninterest expense (excluding intangible amortization) increased 20% in support of revenue growth.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

TREASURY SERVICES (provides global payment services, working capital solutions, global markets and institutional banking services, including lending)

•	Represented 14% of pre-tax income in the fourth quarter of 2007 (a)

	Pro-forma combined results for BNY Mellon					4Q07 vs.
(dollar amounts in millions unless otherwise	2006	2007
noted; presented on an FTE basis)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4Q06	3Q07

Revenue:
Treasury services	$111	$109	$112	$114	$118	6	4
Other	95	103	103	108	131	38	21

Total fee and other revenue	206	212	215	222	249	21	12
Net interest revenue	126	132	127	131	156	24	19

Total revenue	332	344	342	353	405	22	15
Provision for credit losses	(7)	-	-	-	-	N/M	-
Noninterest expense (excluding intangible amortization)	206	194	204	194	198	(4)	2

Income before taxes (excluding intangible amortization)	133 (b)	150	138	159	207	56	30
Amortization of intangible assets (c)	-	-	-	7	7	N/M	-

Income before taxes	$133	$150	$138	$152	$200	50%	32%

Average loans	$13,946	$12,021	$12,174	$12,705	$13,115	(6)	3
Average deposits	$19,024	$18,428	$19,148	$20,632	$20,366	7	(1)

Pre-tax operating margin (excluding intangible amortization)	40%	44%	40%	45%	51%

(a)	Excluding intangible amortization and the Other segment.
(b)	Includes $1 million of severance expense. Excluding this item, income before taxes (excluding intangible amortization) would have been $134 million.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

KEY POINTS

•	Total revenue increased 22% compared to 4Q06 due to:

•	38% increase in other fee revenue due primarily to the higher valuation of the credit derivative portfolio as well as growth in global payment and cash management fees.

•	24% increase in net interest revenue resulting from higher deposit levels, including higher compensating balances (in lieu of treasury services fees), and wider spreads.

•	Noninterest expense (excluding intangible amortization) decreased 4% reflecting the impact of merger – related synergies.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

OTHER SEGMENT (primarily includes business exits and Corporate Treasury activities, merger and integration charges, and other corporate revenue and expense items)

	Pro-forma combined results for BNY Mellon
	2006	2007
(in millions, presented on an FTE basis)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Revenue:
Fee and other revenue	$116	$103	$86	$72	$(93)
Net interest revenue	(14)	(27)	(38)	22	14

Total revenue	102	76	48	94	(79)
Provision for credit losses	(4)	(12)	(18)	-	20
Noninterest expense (excluding intangible amortization/merger and integration expense)	183	121	198	98	125

Income (loss) before taxes (excluding intangible amortization and merger and integration expense)	(77)	(33)	(132)	(4)	(224)
Amortization of intangible assets (a)	-	-	-	1	-
Merger and integration expenses:
The Bank of New York Mellon	11	12	151	205	111
Acquired Corporate Trust business	17	11	12	13	13

Income (loss) before taxes	$(105)	$(56)	$(295)	$(223)	$(348)

Memo: Income (loss) before taxes (excluding intangible amortization and merger and integration expense) - non- GAAP (b)	$(63)	$(21)	$(51)	$24	$(224)

(a)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(b)	Adjusted for items detailed in the table on page 20.

KEY POINTS

•	Fee and other revenue decreased $209 million compared with the fourth quarter of 2006 reflecting the CDO write-down (see page 9).

•	Net interest revenue increased $28 million due to the impact of the changing interest rate environment on Corporate Treasury allocations.

•

Noninterest expense (excluding intangible amortization/merger and integration expense) decreased $58 million due in part to transitional services expense and other costs related to the Acquired Corporate Trust Business, as well as higher corporate incentives, occupancy reserves and other expenses recorded in the fourth quarter of 2006.

Further Note

As a result of actions taken in the fourth quarter of 2007, the business sector results for the first, second and third quarters of 2007 reflect revisions from results reported in the third quarter of 2007 Combined Quarterly Earnings Summary to reflect consistent reporting. We have completed the harmonization process for the business sectors.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

SUMMARY OF NON-OPERATING ITEMS

Non-operating items	2006	2007
(dollar amounts in millions)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Severance	$ 26	$ -	$ -	$ -	$ -
Litigation reserve charge	-	12	5	-	-
Impairment charge	16	-	-	-	-
Occupancy charge	6	-	-	-	-
Redemption charge for subordinated debentures	-	-	46	-	-
Exit costs associated with excess office space	-	-	30	-	-
Settlement received for early termination of contract	-	-	-	(27)	-
Write-off a remaining interest in hedge fund manager sold	-	-	-	32	-
Recalculation of yield on leveraged lease portfolio – FAS 13 (a)	-	-	-	22	-
Write-off of internally developed software	-	-	-	6	-

Reduction of pre-tax income	$ 48	$ 12	$ 81	$ 33 (b)	$ -

Memo: Sector Impact
Asset Management	$11	$ -	$-	$ 32	$ -
Wealth Management	1	-	-	-	-
Asset Servicing	17	-	-	-	-
Issuer Services	4	-	-	-	-
Clearing & Execution Services	-	-	-	(27)	-
Treasury Services	1	-	-	-	-
Other	14	12	81	28	-

Total	$ 48	$ 12	$ 81	$ 33	$ -

(a)	The recalculation of the lease portfolio also resulted in a $45 million tax benefit recorded as a reduction to taxes.
(b)	The after-tax impact of these items was more than offset by the tax benefit recorded on the recalculation of the yield on the leverage lease portfolio, which resulted in a net increase of approximately one cent to earnings per share in the third quarter of 2007.

Page - 20

The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

SUPPLEMENTAL INFORMATION -RECONCILIATION OF EARNINGS PER SHARE – GAAP TO NON-GAAP

Reported amounts are presented in accordance with GAAP. We believe that this supplemental non-GAAP information is useful to the investment community in analyzing the financial results and trends of our business. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management internally monitors financial performance. These non-GAAP items are also excluded from our segment measures used internally to evaluate segment performance because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments.

Quarterly Reconciliation	4Q07			3Q07				4Q06 (e)
	After-tax	EPS		After-tax		EPS		After-tax		EPS
Net income - GAAP	$ 520	$.45		$ 640		$ .56		$1,625	(a)	$2.27	(a)
Discontinued operations income (loss)	-	-		(2)		-		1,198	(a)	1.68	(a)
Extraordinary loss-TRFC	180	.16		-		-		-		-
Continuing operations before extraordinary item	700	.61		642		.56		427.60			(d)
Non-operating item-net gain (b)	-	-		(15)		(.01)		-		-
Merger and integration (M&I) costs	69	.06		126		.11		12.02
Continuing operations before extraordinary item, non-operating items and M&I costs (c)	769	.67		753		.66		439.61			(d)
CDO write-down	118	.10		-		-		-		-
Continuing operations before extraordinary item, non-operating items, M&I costs and CDO write-down	$ 887	$.77		$ 753		$ .66		$ 439		$ .61

Year-to-date reconciliation	YTD 2007(e)			YTD 2006(e)
	After-tax	EPS		After-tax		EPS
Net income - GAAP	$2,039	$2.18		$2,847	(a)	$3.94	(a)
Discontinued operations income (loss)	(8)	(.01)		1,371	(a)	1.90	(a)
Extraordinary loss-TRFC	180	.19		-		-
Continuing operations before extraordinary item	2,227	2.38		1,476		2.04
Non-operating items-net gain (b)	(15)	(.02)		-		-
Merger and integration (M&I) costs	238	.25		72		.10
Continuing operations before extraordinary item, non-operating items and M&I costs (c)	2,450	2.62	(d)	1,548		2.14
CDO write-down	118	_.13		-		-
Continuing operations before extraordinary item, non-operating items, M&I costs and CDO write-down	$2,568	$2.74	(d)	$1,548		$2.14
(a)	Revised, see “Revision of prior period financial statements” below.
(b)	Non-operating items are detailed in the table on page 20.
(c)	Excluding intangible amortization, earnings per share was 74 cents, 73 cents, 65 cents, and $2.83 and $2.22 for the fourth quarter of 2007, third quarter of 2007, fourth quarter of 2006, full-year 2007, and full-year 2006, respectively.
(d)	Amounts do not foot due to rounding.
(e)	Year-to-date 2007 results include six months of the combined Company’s results. Results for 2006 include legacy The Bank of New York only.

Revision of Prior Period Financial Statements

As previously reported, net income for 2006 and retained earnings at Dec. 31, 2006 reflect a non-cash charge to discontinued operations income taxes and a reduction to goodwill of $164 million, correcting the information originally reported.

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The Bank of New York Mellon 4Q07 Quarterly Earnings Summary

SUPPLEMENTAL INFORMATION – TREND OF EARNINGS PER SHARE ON A GAAP AND NON-GAAP BASIS

In the merger transaction between The Bank of New York and Mellon, The Bank of New York shareholders received .9434 shares of The Bank of New York Mellon common stock for each share of The Bank of New York common stock outstanding on the closing date of the merger. Mellon shareholders received one share of The Bank of New York Mellon common stock for each share of Mellon common stock outstanding on the closing date of the merger. Historical earnings per share for The Bank of New York are presented in post-merger share count terms in this Quarterly Earnings Summary and the Earnings Release. The table below converts earnings per share for The Bank of New York into post-merger share count terms, for periods prior to July 1, 2007. See page 21 for a discussion of use of supplemental non-GAAP information.

Continuing operations before	Legacy The Bank
before extraordinary (loss) -	of New York Only (a)
fully diluted earnings per share	Quarter ended						Year ended(a)
	Dec. 31, 2006	March 31, 2007	June 30, 2007	Sept. 30, 2007		Dec. 31, 2007	Dec. 31, 2007	Dec. 31, 2006

As reported	$ .56	$.57	$.59	$ .56		$ .61	$ 2.38	$1.93
As reported adjusted for exchange ratio (GAAP)	.60	.61	.62	.56		.61	2.38	2.04

Non-GAAP adjusted - excluding merger and integration expense and non-operating items:
As reported	.58	.59	.63	.66	(b)	.67	2.62	2.02
Adjusted for exchange ratio	.61	.62	.66	.66	(b)	.67	2.62	2.14

Non-GAAP adjusted - excluding merger and integration expense, non-operating items and intangible amortization:
As reported	.61	.61	.65	.73	(c)	.74	2.83	2.09
Adjusted for exchange ratio	.65	.65	.69	.73	(c)	.74	2.83	2.22

(a)	Year-to-date 2007 includes six months of the combined Company’s results. Amounts prior to July 1, 2007, represent legacy The Bank of New York only.
(b)	Including the non-operating items described on page 20, non-GAAP adjusted earnings per share – excluding merger and integration expense - would have been 67 cents in the third quarter of 2007.
(c)	Including the non-operating items described on page 20, non-GAAP adjusted earnings per share – excluding merger and integration expense and intangible amortization expense - would have been 74 cents in the third quarter of 2007.

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